Exhibit 4.1
EXECUTION VERSION

MEDTRONIC, INC.

First Supplemental Indenture
Dated as of March 12, 2009

(First Supplemental to the Indenture Dated as of March 12, 2009)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

     FIRST SUPPLEMENTAL INDENTURE, dated as of March 12, 2009, between Medtronic, Inc., a corporation duly organized and existing under the laws of Minnesota (herein called the “Company”), and Wells Fargo Bank, National Association, as Trustee (herein called “Trustee”);
RECITALS:
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 12, 2009 (the “Base Indenture”), providing for the issuance from time to time of the Company’s debentures, notes or other evidences of indebtedness (herein and therein called the “Securities”), to be issued in one or more series as provided in the Base Indenture;
     WHEREAS, Section 9.01 of the Base Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form and terms of any series of Securities;
     WHEREAS, Section 2.01 of the Base Indenture permits the form of Securities of any series to be established in an indenture supplemental to the Base Indenture;
     WHEREAS, Section 3.01 of the Base Indenture permits certain terms of any series of Securities to be established pursuant to an indenture supplemental to the Base Indenture;
     WHEREAS, pursuant to Sections 2.01 and 3.01 of the Base Indenture, the Company desires to provide for the establishment of three new series of Securities under the Base Indenture, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture;
     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;
     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities of the three series established by this First Supplemental Indenture by the holders thereof (the “Noteholders”), it is mutually agreed, for the equal and proportionate benefit of all such Noteholders, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01. Relation to Base Indenture. This First Supplemental Indenture constitutes a part of the Base Indenture (the provisions of which, as modified by this First Supplemental Indenture, shall apply to the Notes) in respect of the Notes but shall not modify, amend or otherwise affect the Base Indenture insofar as it relates to any other series of Securities or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any other series.
     Section 1.02. Definitions. For all purposes of this First Supplemental Indenture, the capitalized terms used herein (i) which are defined in this Section 1.02 have the respective meanings assigned hereto in this Section 1.02 and (ii) which are defined in the Base Indenture (and which are not defined in this Section 1.02) have the respective meanings assigned thereto in the Base Indenture. For all purposes of this First Supplemental Indenture:
     (a) Unless the context otherwise requires, any reference to an Article or Section refers to an Article or Section, as the case may be, of this First Supplemental Indenture;
     (b) The words “herein,” “hereof” and “hereunder” and words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and
     (c) The terms defined in this Section 1.02(c) have the meanings assigned to them in this Section and include the plural as well as the singular:
     “Interest Payment Date” has the meaning set forth in Section 2.01(d).
     “Interest Period” has the meaning set forth in Section 2.01(d).
     “Maturity Date” has the meaning set forth in Section 2.01(c).
     “Notes” has the meaning set forth in Section 2.01(a).
     “2014 Notes” has the meaning set forth in Section 2.01(a)
     “2019 Notes” has the meaning set forth in Section 2.01(a)
     “2039 Notes” has the meaning set forth in Section 2.01(a)
ARTICLE 2
General Terms and Conditions of the Notes
     Section 2.01. Terms of Notes. Pursuant to Sections 2.01 and 3.01 of the Base Indenture, there are hereby established three series of Securities, the terms of which shall be as follows:
     (a) Designation. The Securities of these series shall be known and designated as the “4.50% Notes due 2014” (the “2014 Notes”), “5.60% Notes due 2019” (the “2019 Notes”) and “6.50% Notes due 2039” (the “2039 Notes” and together with the 2014 Notes and the 2019 Notes, the “Notes”) of the Company. The CUSIP number of the 2014 Notes is 585055AP1, the CUSIP number of the 2019 Notes is 585055AN6 and the CUSIP number of the 2039 Notes is 585055AQ9.
     (b) Form and Denominations. The Notes will be issued only in fully registered form, and the authorized denominations of the Notes shall be $2,000 principal amount and any integral multiple of $1,000 in excess thereof. The Notes will initially be issued in the form of one or more Global Securities substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by the authorized officer executing the same. The Notes will be denominated in U.S. dollars and payments of principal and interest will be made in U.S. dollars.
     (c) Maturity Date. The principal amount of, and all accrued and unpaid interest on, the Notes shall be payable in full on March 15, 2014 for the 2014 Notes, March 15, 2019 for the 2019 Notes and March 15, 2039 for the 2039 Notes, or if such days are not Business Days, the following Business Day (each, the “Maturity Date’’).
     (d) Interest. Interest payable on any Interest Payment Date (as defined below), the Maturity Date, or if applicable, the Redemption Date (as defined in the Base Indenture) shall be the amount accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of March 12, 2009, if no interest has been paid or duly provided for with respect to the Notes) to but excluding such Interest Payment Date, Maturity Date or, if applicable, Redemption Date, as the case may be (each, an “Interest Period”). The Notes will bear interest at the rate of 4.50% for the 2014 Notes, 5.60% for the 2019 Notes and 6.50% for the 2039 Notes per year from the original issue date thereof to the respective Maturity Date. Interest on the Notes shall be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2009 (each such date, an “Interest Payment Date”). The amount of interest payable for any semi-annual Interest Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual Interest Period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event any Interest Payment Date on or before the Maturity Date falls on a day that is not a Business Day, the interest payment due on that date will be postponed to the next day that is a Business Day and no interest shall accrue as a result of such postponement.
     In the event the Maturity Date or a Redemption Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding date that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date for such Note). Interest due on the Maturity Date or a Redemption Date (in each case, whether or not an Interest Payment Date) will be paid to the Person to whom principal of such Notes is payable.
     (e) To Whom Interest is Payable. Interest shall be payable to the Person in whose name the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, or in the event the Notes cease to be held in the form of one or more Global Securities, at the close of business on the date 15 days prior to that Interest Payment Date, whether or not a Business Day.
     (f) Sinking Fund; Noteholder Repurchase Right. The Notes shall not be subject to any sinking fund or analogous provision or be redeemable at the option of the Noteholders.

     (g) Forms. The Notes shall be substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by the authorized officer executing the same.
     (h) Registrar, Paying Agent, Authenticating Agent and Place of Payment. The Company hereby appoints Wells Fargo, National Association as Security Registrar and Paying Agent and accepts Wells Fargo, National Association as Authentication Agent with respect to the Notes. The Notes may be surrendered for registration of transfer and for exchange at the office or agency of the Company maintained for such purpose in the City of New York, New York and at any other office or agency maintained by the Company for such purpose. The Place of Payment for the Notes shall be the Paying Agent’s office in New York, New York.
     (i) Defeasance. Until the Maturity Date, the Notes will be subject to Sections 13.02 and 13.03 of the Base Indenture.
ARTICLE 3
Supplemental Indentures
     Section 3.01. Supplemental Indentures with Consent of Noteholders. As set forth in Section 9.02 of the Base Indenture, with the consent of the holders of a majority in the aggregate principal amount of Notes of each series affected by such supplemental indenture at the time outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this First Supplemental Indenture or of modifying in any manner the rights of the Noteholders.
ARTICLE 4
Miscellaneous
     Section 4.01. Relationship to Existing Base Indenture. The First Supplemental Indenture is a supplemental indenture within the meaning of the Base Indenture. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified, confirmed and approved and, with respect to the Notes, the Base Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
     Section 4.02. Modification of The Existing Base Indenture. Except as expressly modified by this First Supplemental Indenture, the provisions of the Base Indenture shall govern the terms and conditions of the Notes.
     Section 4.03. Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of New York and of the United States.
     Section 4.04. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 4.05. Trustee Makes No Representation. The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture (except for its execution thereof and its certificates of authentication of the Notes).

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested all as of the day and year first above written.
Dated: March 12, 2009

MEDTRONIC, INC.
By:	/s/ William A. Hawkins
William A. Hawkins
Chairman of the Board and Chief Executive Officer

Attest:
By:	/s/ Keyna P. Skeffington
Keyna P. Skeffington
Vice President and Senior Legal Counsel

By:	/s/ Gary L. Ellis
Gary L. Ellis
Senior Vice President and Chief Financial Officer

Attest:
By:	/s/ Keyna P. Skeffington
Keyna P. Skeffington
Vice President and Senior Legal Counsel

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Jayne E. Sillman
	Name:	Jayne E. Sillman
	Title:	Vice President

ANNEX A
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
MEDTRONIC, INC.

No. [ ]	CUSIP NO. [ ] $___
     Medtronic, Inc., a corporation duly incorporated and subsisting under the laws of the State of Minnesota (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___ Dollars on ____ and to pay interest thereon from ____ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, _____ on ____ and ____ in each year, commencing ____, at the rate of ___% per annum, until the principal hereof is paid or made available for payment.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ___ or ___ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

Medtronic, Inc.

By:

Attest:

By:

Attest:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Wells Fargo Bank, National Association, as Trustee
By:
Authorized Signature

[Reverse of Note]
     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March [     ], 2009 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), as supplemented by a First Supplemental Indenture, dated as of March [     ], 2009 (herein called the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $             . The Company may at any time issue additional securities under the Indenture in unlimited amounts having the same terms as the Securities; provided that no additional securities of a series may be issued if an Event of Default has occurred and is continuing with respect to such series of securities.
     The Securities of this series are subject to redemption, as a whole or from time to time in part, upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Securities to be redeemed at his address as it appears in the Securities Register, on any date prior to their Stated Maturity at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed, plus accrued interest thereon to the Redemption Date or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below), plus             basis points, plus accrued interest thereon to the Redemption Date; provided that unless the Company defaults in payment of the Redemption Price, on or after the Redemption Date, interest will cease to accrue on the Securities or portions thereof called for redemption.
     “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The semi-annual equivalent yield to maturity will be computed as of the third business day immediately preceding the Redemption Date. “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities. “Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, (2) if the Trustee obtains fewer than four Referenced Treasury Dealer Quotations, the average of all Reference Treasury Dealer

Quotations so received or (3) if only one Reference Treasury Dealer Quotation is received, such quotation. “Quotation Agent” means the Reference Treasury Dealer appointed by the Company. “Reference Treasury Dealer” means (i) Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and their respective successors; provided, however, that, if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of at least 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form in denominations of $2,000 and any integral multiple of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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